Exhibit 99.1

Intrusion Inc. Announces Acquisition of VigilAigent to Create an AI-Native Cybersecurity Platform

Acquisition improves Company’s top line by adding approximately $3.5 million in annual recurring revenue from multi-year contracts

Integrates an established commercial network of reseller partners and customers

Company to host special call to discuss the acquisition at 10:00 a.m. ET on June 30, 2026

PLANO, Texas, June 29, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, today announced it has completed the acquisition of VigilAigent, a cybersecurity managed security service provider (MSSP), from Tego Cyber Inc. The acquisition will accelerate Intrusion’s growth strategy by adding approximately $3.5 million in annual recurring revenue (ARR) from a diversified base of multi-year customer contracts, an established reseller network of more than 80 partners, and an installed base of approximately 1,000 customers – extending Intrusion's commercial reach from day one.

VigilAigent’s proprietary Agentic AI engine, The Oracle, is now being integrated with Intrusion’s TraceCop database, uniting two highly complementary assets built on years of research and development by both organizations. The Oracle already sees and learns from 1 billion events each day; paired with TraceCop's historical intelligence on more than 8.5 billion IP addresses, it accelerates threat detection, deepens visibility, and delivers more actionable protection. Together, the combined platform creates a stronger commercial offering than either company could deliver alone and unlocks new revenue streams and immediate cross-selling opportunities across both Intrusion and VigilAigent’s partner and customer network.

Bobby Mikkelsen, Chief Executive Aigent, and Mark Porter, Chief Revenue Officer of VigilAigent, have joined Intrusion’s senior management team.

"The acquisition of VigilAigent is a significant step forward for Intrusion and a natural evolution of our growth strategy,” said Tony Scott, CEO of Intrusion Inc. “AI is reshaping the cybersecurity space as its increased adoption has significantly reduced the cost, technical expertise and time required to develop and execute highly sophisticated and scalable attacks. More than ever, customers need cybersecurity solutions that can get ahead of these threats, and the combination of VigilAigent’s Agentic AI capabilities and our TraceCop intelligence gives us exactly that. By meaningfully scaling our commercial business, this platform strengthens our customer-expansion efforts and our top-line growth from day one as VigilAigent brings roughly $3.5 million ARR and an established base of partners and customers. We look forward to working closely with the VigilAigent team as we continue to make great strides toward creating sustainable growth and long-term profitability.”

“Intrusion is a natural home for what we have built at VigilAigent,” added Mark Porter, CRO of VigilAigent. “Bringing our Agentic AI engine, The Oracle, together with Intrusion’s TraceCop creates a platform for customers that will deliver more actionable protection and help them navigate the growing AI-driven threat environment. We look forward to joining the team and helping drive future financial growth.”

Conference Call

Intrusion will discuss the acquisition during a webcast at 10:00 a.m. Eastern Time on Tuesday, June 30, 2026.

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Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 845540. The call will also be webcast live (LINK). For those unable to participate in the live conference call, a replay will be accessible until July 14, 2026, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 54207. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is TraceCop, a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

Its most recent solution is Intrusion Shield - a next-generation network security platform designed to detect and prevent threats in real time. In observe mode, Shield delivers analytical insights powered by Intrusion's exclusive data, helping organizations identify unseen patterns and previously unknown risks. In protect mode, it monitors traffic flow and automatically blocks known malicious and unknown connections from entering or exiting the network - providing a powerful defense against Zero-Day threats and ransomware. By integrating Shield into a network, organizations can elevate their overall security posture and enhance the performance of their broader cybersecurity architecture.

About VigilAigent

VigilAigent is redefining managed security with Ai-powered Virtual Aigents™ that combine human vigilance with the speed and accuracy of Agentic Ai to create a “security fabric” to modernize cyber defense.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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